As filed with the Securities and Exchange Commission on July 8, 2020
Registration No. 333‑
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMRYT PHARMA PLC

England and Wales (State or other jurisdiction of incorporation or organization)
(Exact name of registrant as specified in its charter)
Dept 920a 196 High Road, Wood Green,
London, United Kingdom, N22 8HH
Tel: +44 (0)20 3026 7257

(Address of Principal Executive Offices,
including Zip Code)

Amryt Pharma plc Equity Incentive Plan
(including the Amryt Pharma plc Equity Incentive Plan Sub-Plan for U.S. Participants)
(Full title of the plans)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and address of agent for service)

(302) 738-6680
(Telephone number, including area code, of agent for service)

With a copy to:
Not Applicable (I.R.S. Employer Identification No.)

Boris Dolgonos Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Tel: (212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary shares, nominal value £0.06 per share (“ordinary shares”)(1)(2)
Equity Incentive Plan (Future issuances)(3)	6,749,977	$2.5900(4)	$17,482,441	$2,270
Equity Incentive Plan(5)	17,154,554	$1.4787(6)	$25,366,439	$3,293
Total:	23,904,531	—	$42,848,880	$5,563

(1)
Represents ordinary shares issuable under the Amryt Pharma plc Equity Incentive Plan, including the Amryt Pharma plc Equity Incentive Plan Sub-Plan for U.S. Participants (collectively the “Equity Incentive Plan”).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminable number of additional Ordinary Shares as may be issuable pursuant to stock splits, stock dividends or similar transactions.

(2)
The ordinary shares may be represented by the Registrant’s American Depositary Shares (“ADS”), each of which represents five ordinary shares.  The ADSs have been registered under a registration statement on Form F-6 (registration number 333-233844), filed with the Commission on September 19, 2019, as amended by Post-Effective Amendment No. 1, filed with the Commission on June 23, 2020.

(3)
Represents 6,749,977 ordinary shares reserved for issuance under the Equity Incentive Plan.  The number of ordinary shares reserved for issuance under the Equity Incentive Plan will automatically (i) increase on January 1 of each calendar year by that number of ordinary shares equal to 5% of the Registrant’s issued share capital and (ii) decrease by the number of ordinary shares that are exercised by participants.

(4)
Computed pursuant to Rule 457(h) of the Securities Act solely for purposes of determining the registration fee, based upon an assumed price of $2.5900 per ordinary share, which is based upon the average of the high and low prices of the registrant’s common stock on July 8, 2020, as reported on the Nasdaq Global Select Market and reflects an ADS-to-share ratio of 1 to 5.

(5)	Represents 17,154,554 ordinary shares reserved for issuance upon the exercise of previously granted share options that remain outstanding under the Equity Incentive Plan.

(6)
For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the price of £1.1721 per share (the weighted-average exercise price of previously granted stock options that remain outstanding under the Equity Incentive Plan), which is equivalent to $1.4787 per share, based on an exchange rate of £1.00 to $1.2616 as of July 8, 2020.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)
The Registrant’s prospectus, dated July 8, 2020, filed with the Commission pursuant to Rule 424(b) under the Securities Act, in connection with the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-239395), as originally filed by the Registrant on June 23, 2020 and subsequently amended; and

(b)	The description of the Registrant’s ordinary shares and American Depositary Shares contained in the Registrant’s Form 8-A (File No. 001-39365) filed with the Commission on July 1, 2020, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein or any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable

Item 5.  Interests of Named Experts and Counsel.

Not applicable

Item 6.  Indemnification of Directors and Officers.

To the extent permitted by law, pursuant to the Registrant’s Articles of Association, current and former members of the Registrant’s board of directors and its current and former officers shall be entitled to, and current and former directors and officers of certain affiliated companies may, at the discretion of the Registrant’s board of directors, be indemnified by the Company against all liabilities, costs, charges and expenses incurred by him or her in the execution and discharge of his or her duties to the Registrant and certain affiliated companies, including any liability incurred in defending any proceedings, civil or criminal, relating to the execution and discharge of his or her duties to the Registrant and certain affiliated companies.

However, pursuant to the Companies Act 1985, no such indemnity shall extend to any liability attaching to a director in connection with any negligence, default, breach of duty or breach of trust in relation to the Registrant.  This prohibition does not apply to “qualifying third party indemnities,” being indemnities provided against liability incurred by a director to a person other than the Registrant or an associated company (as defined in the Companies Act 1985), except that no such qualifying third party indemnities can provide indemnification against:

(i)	any fine imposed in any criminal proceedings;

(ii)	any sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising;

(iii)	any liability incurred in defending any criminal proceedings in which he or she is convicted and such conviction has become final;

(iv)	any liability incurred in defending any civil proceedings brought by the Registrant or any associated company in which a final judgment has been given against him or her; and

(v)
any liability incurred in connection with any application for relief under certain provisions of the Companies Act 1985 in which the court refuses to grant him or her relief and such refusal has become final.

In addition, the Registrant is not prevented from purchasing and maintaining for a director of the Registrant, or of an associated company, insurance against any such liability.

Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to the Registrant’s board, executive officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Articles of Association of Amryt Pharma plc, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 23, 2020 (File No. 333-239395)

4.3	Amryt Pharma plc Equity Incentive Plan, filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form F-1/A filed with the Commission on July 6, 2020 (File No. 333-239395)

4.4
Amryt Pharma plc Equity Incentive Plan Sub-Plan for U.S. Participants, filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form F-1/A filed with the Commission on July 6, 2020 (File No. 333-239395)

5.1*	Opinion of Opinion of Gibson, Dunn & Crutcher UK LLP, with respect to the legality of the securities being registered

23.1*	Consent of Grant Thornton with respect to financial statements of Amryt Pharma plc

23.2*	Consent of Deloitte & Touche LLP with respect to financial statements of Aegerion Pharmaceuticals, Inc.

23.3*	Consent of Opinion of Gibson, Dunn & Crutcher UK LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Limited Power of Attorney of the directors of the Registrant (included on the signature pages hereto)

* Filed herewith.

Item 9.  Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          to file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

(2)          that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, the United Kingdom on July 8, 2020.

Amryt Pharma Plc
(Registrant)

By:	/s/ Rory P. Nealon
Rory P. Nealon
Chief Financial Officer and Chief Operating Officer

Limited Power of Attorney
(Form S-8)

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Amryt Pharma Plc, a corporation organized under the laws of England and Wales (the “Company”), does hereby constitute and appoint each of Joseph Wiley and Rory Nealon as his or her true and lawful attorney-in-fact and agent, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities or deferred compensation obligations of the Company being registered on the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of each of the undersigned as a director of the Company, the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or any other appropriate form or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of each of the undersigned which said attorneys-in-fact and agents deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or other jurisdictions; and each of the undersigned does hereby ratify all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof.  Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

IN WITNESS WHEREOF, each of the undersigned has executed this Limited Power of Attorney as of and on the dates indicated below.  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Dr. Joseph A. Wiley	Chief Executive Officer (Principal Executive Officer)	July 8, 2020
Dr. Joseph A. Wiley

/s/ Rory P. Nealon	Chief Financial Officer and Chief Operating Officer (Principal Financial Accounting Officer)	July 8, 2020
Rory P. Nealon

/s/ Raymond T. Stratford	Chairman of the Board	July 8, 2020
Raymond T. Stratford

/s/ Donald K. Stern	Director	July 8, 2020
Donald K. Stern

/s/ Dr. Alain H. Munoz	Director	July 8, 2020
Dr. Alain H. Munoz

/s/ Dr. Patrick V.J.J. Vink	Director	July 8, 2020
Dr. Patrick V.J.J. Vink

/s/ Stephen T. Wills	Director	July 8, 2020
Stephen T. Wills

/s/ George P. Hampton, Jr.	Director	July 8, 2020
George P. Hampton, Jr.

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of Amryt Pharma Plc, has signed this Registration Statement on July 8, 2020.

By:	/s/ Donald Puglisi
	Name:	Donald Puglisi
	Title:	Authorized Representative in the United States